UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

ZOO ENTERTAINMENT, INC. (Exact name of registrant as specified in its charter)

Delaware (State of incorporation or organization)	71-1033391 (I.R.S. Employer Identification No.)

3805 Edwards Road, Suite 400, Cincinnati, Ohio 45209 (Address of principal executive offices) (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Exchange Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

Common Stock, par value $.001 per share	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates:  File No. 333-167294

Securities to be registered pursuant to Section 12(g) of the Exchange Act:  None.

Item 1.  Description of Registrant’s Securities to be Registered

The securities to be registered hereby are the shares of common stock, par value $0.001 per share, of Zoo Entertainment, Inc. (the “Company”). The description of the common stock contained in the section entitled “Description of Securities” included in the Company’s Registration Statement on Form S-1 (File No. 333-167294), as amended from time to time (the “Registration Statement”), is hereby incorporated by reference herein. Any form of prospectus subsequently filed with the SEC pursuant to Rule 424(b) under the Securities Act that constitutes part of the Registration Statement is hereby also incorporated by reference herein.

Item 2.  Exhibits

Under the instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed herewith.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

ZOO ENTERTAINMENT, INC.

By:	/s/ David Fremed
Name:	David Fremed
Title:	Chief Financial Officer

Date:  June 25, 2010